UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
_________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 11, 2023

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MDC	New York Stock Exchange
6% Senior Notes due January 2043	MDC 43	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.     OTHER EVENTS

Effective April 11, 2023, M.D.C. Holdings, Inc. (the “Company”) entered into a sixth amendment to its unsecured credit agreement (“Credit Agreement”) with U.S. Bank National Association, as designated agent and co-administrative agent, Citibank, N.A., as co-administrative agent, and Truist Bank (formerly SunTrust Bank), Bank of the West and PNC Bank, National Association, as co-syndication agents, and U.S. Bank National Association, Citibank, N.A., Truist Securities, Inc. (formerly known as SunTrust Robinson Humphrey, Inc.), Bank of the West and PNC Capital Markets LLC, as joint lead arrangers and joint book runners, and the other banks that are signatories thereto.

The amended Credit Agreement replaced the Eurocurrency based interest rate and related LIBOR based mechanics applicable to borrowings under the Credit Agreement with an interest rate based on the secured overnight financing rate (“SOFR”), including customary spread adjustments, and related SOFR based mechanics.

A copy of the amended Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

ITEM 2.03.     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure contained in Item 1.01 is incorporated by reference.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit Number	Description

10.1	Credit Agreement, as amended as of April 11, 2023

104	Cover Page Interactive Data file (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
_________________________________

M.D.C. HOLDINGS, INC.

Dated:	April 13, 2023	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Vice President, Secretary & Corporate Counsel

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